SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 11, 2003

Eagle Star Energy Group, Inc.
(Formerly known as AutoDataResearch.com, Inc.)
A Nevada corporation

Commission File No. 0000-33499

16-1599721 (I.R.S. Employer Identification Number)

76 Seneca Creek Road, West Seneca, NY 14224
(Address of principal executive offices)

Registrant's telephone number, including area code:

  (716) 675-8563


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Item 1.  Changes in Control of Registrant.

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         The Registrant has adopted a new business plan. The Company had planned to engage primarily in the business of providing comparative automobile information via the Internet and printed materials. The Company planned on partnering with a provider of printed comparative automobile data in order to launch an Internet database containing comparative automotive information. The Company was not successful in locating a suitable partner to achieve its plans.

         The Board of Directors has now adopted a business plan to enter into the oil and gas industry. The Company's primary objective will be to identify, acquire and develop working interest percentages in smaller, underdeveloped oil and gas projects in California and Canada that do not meet the requirements of the larger producers and developers. The Company intends to acquire smaller, underdeveloped producers generally under control of small family-owned operators who are interested in selling out. Through the use of modern development techniques such as horizontal drilling and 3-D seismic, production from these under developed and under utilized projects can be greatly increased. The Company plans to acquire projects following due diligence necessary to fully evaluate the projects potential.

         In furtherance of the new business plan, the Company has retained Mr. Robert McIntosh and Mr. Scott Marshall. Effective June 10, 2003, Scott Marshall has been appointed President and Director and Robert McIntosh has been appointed Secretary, Treasurer and Director. Additionally, Robert P. Feneziani has resigned from his position as President but will remain as Director, and Thomas
D. Feneziani has resigned from his position as Secretary and Treasurer but will remain as a Director.

         Mr. Robert McIntosh is a consulting geologist with over 18 years of proven experience in resource exploration and corporate development. He has designed, implemented, executed and managed programs in oil & gas, precious and base metals, and diamonds in the United States, Canada and abroad for both public and private companies. Mr. McIntosh is president of Denstone Ventures
Ltd., a publicly listed exploration company, and Tyrrell Geological Services Ltd. a private geological consulting firm. Mr. McIntosh has been involved in exploration and development of various oil and gas plays in California and Canada since 1997.


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         Mr.  Scott  Marshall  is a financial  consultant  with over 15 years of venture capital experience in private and public companies. With experience in the film industry, natural resource markets and high-tech industry, Mr. Marshall brings a wealth of experience to Rincon in the form of corporate filings, management, and company structure from his duties with over ten (10) public companies. He has served on five (5) public company boards as a director, with duties ranging from Chairman and President, to Chief Executive Officer and Corporate Secretary.

         As part of the new business direction, the Registrant has change its name to Eagle Star Energy Group, Inc.

Item 6.  Resignation of Registrant's Directors.

         Not applicable.

Item 7.  Financial Statements and Exhibits.

         Not applicable.

Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Regulation FD Disclosure.

         Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

         Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Signature and Title                                Date

/s/ Scott Marshall                                              June 11, 2003
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Scott Marshall, Chairman of the Board, President, Principal
Executive Officer and Director